Exhibit 99.2
Google Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except share and par value amounts which are reflected in thousands, and par value per share amounts)

	As of December 31, 2012	As of March 31, 2013
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$14,778	$15,375
Marketable securities	33,310	34,723
Total cash, cash equivalents, and marketable securities (including securities loaned of $3,160 and $4,155)	48,088	50,098
Accounts receivable, net of allowance of $581 and $533	7,885	7,612
Inventories	505	648
Receivable under reverse repurchase agreements	700	700
Deferred income taxes, net	1,144	1,017
Income taxes receivable, net	0	358
Prepaid revenue share, expenses and other assets	2,132	2,375
Total current assets	60,454	62,808
Prepaid revenue share, expenses and other assets, non-current	2,011	2,195
Non-marketable equity investments	1,469	1,470
Property and equipment, net	11,854	12,300
Intangible assets, net	7,473	7,324
Goodwill	10,537	10,595
Total assets	$93,798	$96,692
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,012	$2,094
Short-term debt	2,549	2,150
Accrued compensation and benefits	2,239	1,445
Accrued expenses and other current liabilities	3,258	3,007
Accrued revenue share	1,471	1,437
Securities lending payable	1,673	2,237
Deferred revenue	895	882
Income taxes payable, net	240	0
Total current liabilities	14,337	13,252
Long-term debt	2,988	2,989
Deferred revenue, non-current	100	79
Income taxes payable, non-current	2,046	2,184
Deferred income taxes, net, non-current	1,872	1,978
Other long-term liabilities	740	737
Stockholders’ equity:
Convertible preferred stock, $0.001 par value per share, 100,000 shares authorized; no shares issued and outstanding	0	0
Class A and Class B common stock and additional paid-in capital, $0.001 par value per share: 12,000,000 shares authorized (Class A 9,000,000, Class B 3,000,000); 329,979 (Class A 267,448, Class B 62,531) and par value of $330 (Class A $267, Class B $63) and 331,008 (Class A 270,165, Class B 60,843) and par value of $331 (Class A $270, Class B $61) shares issued and outstanding	22,835	23,429

Class C capital stock, $0.001 par value per share: 3,000,000 shares authorized; no shares issued and outstanding	0	0
Accumulated other comprehensive income	538	356
Retained earnings	48,342	51,688
Total stockholders’ equity	71,715	75,473
Total liabilities and stockholders’ equity	$93,798	$96,692

Google Inc.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except share amounts which are reflected in thousands and per share amounts)

	Three Months Ended
	March 31,
	2012	2013
	(unaudited)
Revenues:
Google (advertising and other)	$10,645	$12,951
Motorola Mobile (hardware and other)	0	1,018
Total revenues	$10,645	$13,969
Costs and expenses:
Cost of revenues - Google (advertising and other) (1)	3,789	5,136
Cost of revenues - Motorola Mobile (hardware and other) (1)	0	808
Research and development (1)	1,441	1,837
Sales and marketing (1)	1,269	1,586
General and administrative (1)	757	1,125
Total costs and expenses	7,256	10,492
Income from operations	3,389	3,477
Interest and other income, net	156	134
Income from continuing operations before income taxes	3,545	3,611
Provision for income taxes	655	287
Net income from continuing operations	2,890	3,324
Net income from discontinued operations	0	22
Net income	$2,890	$3,346
Net income per share - basic:
Continuing operations	$8.88	$10.06
Discontinued operations	0.00	0.07
Net income per share - basic	$8.88	$10.13
Net income per share - diluted:
Continuing operations	$8.75	$9.87
Discontinued operations	0.00	0.07
Net income per share - diluted	$8.75	$9.94

Shares used in per share calculation - basic	325,299	330,454
Shares used in per share calculation - diluted	330,136	336,663
______________________
(1) Includes stock-based compensation expense as follows:
Cost of revenues - Google (advertising and other)	$74	$99
Cost of revenues - Motorola Mobile (hardware and other)	0	5
Research and development	299	361
Sales and marketing	97	125
General and administrative	86	107
	$556	$697

Google Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended
	March 31,
	2012	2013
Operating activities	(unaudited)
Net income	$2,890	$3,346
Adjustments:
Depreciation and amortization of property and equipment	378	584
Amortization of intangible and other assets	133	315
Stock-based compensation expense	556	708
Excess tax benefits from stock-based award activities	(28)	(94)
Deferred income taxes	354	202
Gain on sale of marketable equity securities	(44)	0
Other	(24)	37
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	301	256
Income taxes, net	143	(335)
Inventories	(32)	(142)
Prepaid revenue share, expenses and other assets	(276)	(212)
Accounts payable	169	87
Accrued expenses and other liabilities	(855)	(1,059)
Accrued revenue share	(11)	(27)
Deferred revenue	40	(33)
Net cash provided by operating activities	3,694	3,633
Investing activities
Purchases of property and equipment	(607)	(1,203)
Purchases of marketable securities	(8,688)	(7,834)
Maturities and sales of marketable securities	17,201	6,319
Investments in non-marketable equity investments	(103)	(36)
Cash collateral related to securities lending	245	564
Investments in reverse repurchase agreements	195	0
Acquisitions, net of cash acquired, and purchases of intangibles and other assets	(92)	(251)
Net cash provided by (used in) investing activities	8,151	(2,441)
Financing activities
Net payments related to stock-based award activities	(47)	(210)
Excess tax benefits from stock-based award activities	28	94
Proceeds from issuance of debt, net of costs	3,149	2,922
Repayments of debt	(1,900)	(3,323)
Net cash provided by (used in) financing activities	1,230	(517)
Effect of exchange rate changes on cash and cash equivalents	50	(78)
Net increase in cash and cash equivalents	13,125	597
Cash and cash equivalents at beginning of period	9,983	14,778
Cash and cash equivalents at end of period	$23,108	$15,375

The following table presents our consolidated revenues by revenue source (in millions):

	Three Months Ended
	March 31,
	2012	2013
	(unaudited)
Advertising revenues:
Google websites	$7,312	$8,640
Google Network Members’ websites	2,913	3,262
Total advertising revenues	10,225	11,902
Other revenues	420	1,049
Total Google revenues (advertising and other)	10,645	12,951
Total Motorola Mobile revenues (hardware and other)	0	1,018
Consolidated revenues	$10,645	$13,969
The following table presents our Google revenues, by revenue source, as a percentage of Google revenues:

	Three Months Ended March 31,
	2012	2013
	(unaudited)
Advertising revenues:
Google websites	69%	67%
Google Network Members’ websites	27%	25%
Total advertising revenues	96%	92%
Other revenues	4%	8%
Google revenues	100%	100%